RXBAZAAR, INC.

                                  PRESS RELEASE

TUESDAY AUGUST 10, 2004

PRESS RELEASE

CINCINNATI, OH, AUGUST 10, 2004 - RXBAZAAR, INC. (OTC BB: RXBZ) announced that the U S Attorney for the Southern District of Ohio and the US Food and Drug Administration had commenced an investigation related to alleged violations by the Company of 21 U.S.C. 353(e)(1)(A) for failing to send product pedigrees to retail pharmacies. A product pedigree is a statement of the origin of drug products that certain pharmaceutical distributors are required to pass on to the retail pharmacists upon delivery of the purchased products. This law is part of the 1987 Prescription Drug Marketing Act. Management believes that the Company has complied with existing practices under the law as it is currently implemented. Nevertheless, after extensive discussions with the U S Attorney's office in an effort to resolve this matter, for which the statute imposes strict liability, the Company is now in plea discussions with respect to one misdemeanor charge against each of the Company and its wholly-owned subsidiary.

At the time the investigation commenced the Company was finalizing the preparation of the offering documents for a financing to raise working capital needed for its operations. The outcome of the investigation, coupled with the potential cost of defending the government claims, the possible consequences on the Company's regulatory licenses, and the possible reaction of suppliers, customers and investors led management to retain a crisis management team with regard to an orderly wind down of operations. As the initial steps in that direction, the Company laid off 40 employees, ceased product purchases and is focussing on inventory sales.

More information about the Company can be found at its web site, www.rxbazaar.com.

Except for historical facts, the statements in this news release, as well as oral statements or other written statements made or to be made by RxBazaar, Inc., are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company's operations, as well as statements about its ability to continue its operations, the outcome of the government investigation or the effect of a windup, are forward-looking statements. Forward-looking statements are merely the Company's current predictions of future events. The statements are inherently uncertain, and actual results could differ materially from the statements made herein. For a description of additional risks and uncertainties, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.

/s/ C. Robert Cusick, CEO
Contact:

C. Robert Cusick, CEO
Phone- 513-851-3600 ext. 3036